UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Lockheed Martin Corporation (the “Corporation”) intends to amend its internal Corporate Policy Statement CPS-730 Compliance with the Anti-Corruption Laws and internal Cross Function Procedure CRX-011 International Consultants, effective ten days following the filing of this Current Report on Form 8-K. The amendments are routine and update the Corporation’s internal procedures pertaining to compliance with the anti-corruption laws and the acquisition of services of international consultants to reflect title and officer changes.

This Current Report on Form 8-K is being filed by the Corporation on behalf of its former subsidiary, Lockheed Corporation. In 1976, Lockheed Corporation, then known as Lockheed Aircraft Corporation, entered into a Consent Agreement with the Securities and Exchange Commission in which Lockheed Aircraft Corporation agreed, among other things, to file a Form 8-K at least ten days prior to the proposed effectiveness of any amendment to its policy statement and procedures for complying with the Foreign Corrupt Practices Act. Accordingly, the Corporation hereby files Corporate Policy Statement CPS-730 Compliance with the Anti-Corruption Laws and Cross Function Procedure CRX-011 International Consultants.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Corporate Policy Statement CPS-730 Compliance with the Anti-Corruption Laws

99.2	Cross Function Procedure CRX-011 International Consultants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation

Date: March 27, 2014	by:	/s/ Stephen M. Piper
Stephen M. Piper
Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Corporate Policy Statement CPS-730 Compliance with the Anti-Corruption Laws

99.2	Cross Function Procedure CRX-011 International Consultants